Exhibit 10.1

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 17 C.F.R. 24b-2

AMENDMENT NO.5 TO STRATEGIC ALLIANCE AGREEMENT

This AMENDMENT NO.5 (this “Amendment”) is made and entered into as of this 2nd day of April, 2011 by and among Quest Diagnostics Incorporated, a Delaware corporation (“Quest Diagnostics”), Quest Diagnostics India Private Limited, a wholly owned subsidiary of Quest Diagnostics that is organized as a private limited company under the laws of India (“Quest Diagnostics India”), and Vermillion, Inc., a Delaware corporation (formerly known as Ciphergen Biosystems, Inc., “Vermillion”), with respect to that certain Strategic Alliance Agreement, dated as of July 22, 2005 between Quest Diagnostics and Vermillion, as amended by that certain Amendment No. 1 to Strategic Alliance Agreement dated as of July 21, 2008, that certain Amendment No.2 to Strategic Alliance Agreement dated as of October 28, 2008. that certain Amendment to Strategic Alliance Agreement, dated as of October 7, 2009 and that certain Amendment No.4 to Strategic Alliance Agreement, dated as of November 10, 2010 (collectively, the “Strategic Alliance Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Strategic Alliance Agreement.

RECITALS

WHEREAS, Quest Diagnostics currently provides Test Kit Services for the OVAl Test in the United States of America;

WHEREAS, Quest Diagnostics India operates a clinical laboratory in India and India is an Exclusive Territory under the Strategic Alliance Agreement;

WHEREAS, the parties wish for Quest Diagnostics India to provide Test Kit Services for the OVAl Test in India;

WHEREAS, Vermillion will invoice Quest Diagnostics India for the amounts payable hereunder in respect of the OVAl Test in India, and

WHEREAS, the parties wish to establish royalties, fees and other payments for the OVAl Test as a Test Kit Service in India different from the methodology set forth in Strategic Alliance Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

AGREEMENT

1. The royalties and fees schedule set forth in Schedule E-l to the Strategic Alliance Agreement shall not apply to the OVAl Test as a Test Kit Service to be used or performed in India. Instead, the fees, royalties and other payments owing among the parties with respect to the OVA1 Test in India shall be governed in their entirety by the terms set forth in Exhibit 1 hereto, which Exhibit 1 is hereby added to the Strategic Alliance Agreement as a new Schedule E-1-India thereto.

2. Quest Diagnostics India shall determine the scope, content, timing and manner of any announcement, publicity and other communications about the OVA1 test or its availability in India.

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 17 C.F.R. 24b-2

Vermillion shall not announce, publicize or otherwise communicate about the availability of the OVA1 Test in India without Quest Diagnostics India’s prior written consent. except (i) to the extent that information has been previously released or otherwise made public by Quest Diagnostics India or Vermillion pursuant to the terms of this Amendment and such information remains factually accurate in all respects, or (ii) to the extent Vermillion is required to disclose any information by law on the advice of outside legal advisor (it being understood that Vermillion shall request confidential treatment of the financial terms of this Amendment from the Securities and Exchange Commission).

3. Quest Diagnostics India shall be entitled to deduct any applicable income withholding tax (including related cess) from amounts otherwise payable hereunder. Quest Diagnostics India and Vermillion shall cooperate in good faith to reduce the amount of any income withholding tax pursuant to the provisions of applicable law, including any applicable income tax treaty. In the event that Quest Diagnostics India deducts income withholding tax from amounts due hereunder, Quest Diagnostics India shall provide to Vermillion evidence of payment of the income withholding tax to the applicable governmental authority promptly upon request of Vermillion. Vermillion will make reasonable efforts to secure a PAN ID as quickly as possible. Quest Diagnostics India will provide reasonable assistance to Vermillion to secure the PAN ID and pay for all reasonable costs associated with this process.

4. Except as amended hereby, the Strategic Alliance Agreement shall remain unaltered and in full force and effect, and each of the Parties hereby ratifies and confirms the Strategic Alliance Agreement. Without limiting the foregoing, the Parties agree that (i) Schedule E-1 to the Strategic Alliance Agreement shall remain in effect for the OVAl Test performed by Quest Diagnostics outside India and (ii) Schedule E to the Strategic Alliance Agreement shall remain in effect for any Licensed Laboratory Services and any Test Kit Services other than the OVAl Test and PAD Test (which is covered in Amendment No.2) regardless of whether any such Licensed Laboratory Service or Test Kit Service involves any Proprietary Supplies or Test Kits purchased from or through Vermillion.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

QUEST DIAGNOSTICS INCORPORATED		VERMILLION, INC.

By:	/s/ Kenneth R. Finnegan	By:	/s/ Gail S. Page
Name:	Kenneth R. Finnegan	Name:	Gail S. Page
Title:	Vice President, International	Title:	Chair of the Board

QUEST DIAGNOSTICS INDIA PRIVATE LIMITED

By:	/s/ Kenneth R. Finnegan
Name:	Kenneth R. Finnegan
Title:	Director

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 17 C.F.R. 24b-2

EXHIBIT 1 TO AMENDMENT NO.5 TO STRATEGIC ALLIANCE AGREEMENT

SCHEDULE E-1-India

ROYALTIES AND FEES TO VERMILLION (F/K/A CIPHERGEN BIOSYSTEMS)

IN RESPECT OF OVAl TESTS IN INDIA

1. This Schedule E-1-India shall form a part of Schedule E-1 and notwithstanding anything to the contrary in Schedule 1 or the Agreement, the fees, royalties and all other payments owing between Vermillion and Quest Diagnostics with respect to the OVAl Test performed by Quest Diagnostics India during the Exclusive Period (as defined in Schedule E-1) shall be governed in their entirety and solely by the terms of this Schedule E-1-India.

2. For the first six months after the Commercial Launch of the OVA1 Test in India (such six-month period, the “Initial Evaluation Period”), Quest Diagnostics India shall pay Vermillion a fixed payment equal to $[ *** ] for each OVA1 Test performed by Quest Diagnostics India. Promptly after the Initial Evaluation Period, the Parties shall re-evaluate the amount payable in respect of the OVAl Test in India and shall negotiate in good faith appropriate, commercially reasonable change(s) to such amount. Pending mutual agreement of the Parties to such change(s), the amount payable in respect of the OVAl Test performed by Quest Diagnostics India shall remain unchanged; provided that if the Parties cannot agree on the amount payable in respect of the OVAl Test in India within two (2) months after the end of the Initial Evaluation Period, then commencing from the third month after the Initial Evaluation Period, Quest Diagnostics India shall pay Vermillion [ *** ] of its list price per OVAl Test performed in India as complete and total compensation therefore, provided that in no event shall the amount paid to Vermillion be less than $[ *** ] per OVA1 test performed (the “Price Floor”); provided, however, that in the event that the Price Floor is greater than [ *** ] of the list price of the OVA1 Test in India, Quest Diagnostics India shall have the right to initiate discussions with Vermillion to reduce the Price Floor and the parties shall in good faith negotiate a new minimum amount, provided that pending such agreement the amount payable in respect of the OVAl Test performed by Quest Diagnostics India shall equal [ *** ] of its list price.